Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2004, which appears on page 1 of the annual report on Form 10-KSB of Viseon, Inc. and subsidiaries for the year ended June 30, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 16, 2005

E-3